Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form SB-2 of International Surf Resorts, Inc. for the registration of 489,800 shares of its common stock and to the incorporation therein of our report dated August 17, 2007, with respect to the financial statements of International Surf Resorts, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California
September 19, 2007